CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-205043, 333-236108, 333-253059 and 333-269413) of our report dated March 31, 2021, relating to the consolidated financial statements of Ideanomics, Inc. as of and for the year ended December 31, 2020 and to all references to our firm included in the December 31, 2022 annual report on Form 10-K of Ideanomics, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2023. Certified Public Accountants Lakewood, CO March 30, 2023